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                                   EXHIBIT 16





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                       [ERNST & YOUNG LLP LETTERHEAD]

February 25, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 25, 1997, of Midland Resources, Inc. and are in agreement with the statements contained in paragraphs (a)(i),
(ii), (iv) and (v) on pages 2 and 3 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                             /s/ ERNST & YOUNG LLP






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